SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2013

Waste Management, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12154	73-1309529
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fannin, Suite 4000 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone number, including area code: (713) 512-6200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2013, the Board of Directors of Waste Management, Inc. (the “Company”) elected Victoria Holt as a member of the Board. Ms. Holt’s committee memberships have not yet been determined.

Ms. Holt, age 55, is currently president, chief executive officer and a member of the board of directors of Spartech Corporation (NYSE: SEH), a producer of plastic products for a wide spectrum of customers with operations in North America, Mexico and France. Prior to joining Spartech, Ms. Holt served as Senior Vice President, Glass and Fiber Glass, for PPG Industries, Inc. Ms. Holt also currently serves on the board of directors of Watlow Electric Manufacturing, a private company that designs and manufactures industrial electric heaters, sensors and controllers.

A copy of the news release relating to this disclosure is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	News release dated January 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASTE MANAGEMENT, INC.

Date: January 31, 2013	By:	/s/ Rick L Wittenbraker
Rick L Wittenbraker
Senior Vice President, General Counsel

Exhibit Index

Exhibit No.	Description of Exhibit

99.1	News release dated January 31, 2013.

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